      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1996
                                                      REGISTRATION NO. 333-05931
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

              GEORGIA                                5030                         58-1984957
   (State or other jurisdiction          (Primary Standard Industrial         (I.R.S. Employer
  of incorporation or organization)       Classification Code Number)       Identification Number)

                           11651 PLANO ROAD, SUITE 100
                               DALLAS, TEXAS 75243
                                 (214) 860-5100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN S. DAVIS, ESQ.
                           11651 PLANO ROAD, SUITE 100
                               DALLAS, TEXAS 75243
                                 (214) 860-5120
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                                 JOEL J. HUGHEY
                                TERI LYNN MCMAHON
                                  ALSTON & BIRD
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

          If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box:   / /




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                                  PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the Common Stock are set forth in the following table and will be borne by the Selling Shareholder. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee. .    $ 6,109
Accountants' fees and expenses . . . . . . . . . . . .      7,500
Legal fees and expenses. . . . . . . . . . . . . . . .     10,000
Blue Sky fees and expenses . . . . . . . . . . . . . .      2,000

Miscellaneous. . . . . . . . . . . . . . . . . . . . .      2,391
     Total . . . . . . . . . . . . . . . . . . . . . .     28,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Bylaws and the Amended and Restated Articles of Incorporation provide that directors and officers of the Registrant will be indemnified by the Registrant to the fullest extent authorized by Georgia law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant. The Amended and Restated Articles of Incorporation also provide that the right of directors and officers to indemnification is not exclusive of any other right now possessed or hereafter acquired under any statute, agreement or otherwise. The Registrant and its officers and directors have entered into indemnification agreements providing for certain indemnification rights as permitted in the Amended and Restated Bylaws and the Amended and Restated Articles of Incorporation.

     The Registrant's Amended and Restated Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except for (i) any appropriation of any business opportunity of the Company in violation of his duties to the Registrant or its shareholders, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) approval of certain illegal dividends or redemptions and (iv) transactions approved by the directors from which they derive an improper personal benefit. In appropriate circumstances, equitable remedies or non monetary relief, such as an injunction, will remain available to a shareholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Registrant).


ITEM 16.  EXHIBITS

     Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

EXHIBIT NO.                     DESCRIPTION
- -----------                     -----------
   5         Opinion of Alston & Bird.

  23.1       Consent of Deloitte & Touche LLP.*

  23.2       Consent of Ernst & Young LLP.

  23.3       Consent of Alston & Bird (included in Exhibit 5).

  24         Power of Attorney (included on signature page).*

  99 Form of Registration, Indemnification and Contribution Agreement by and between CGW Southeast Partners I, L.P. and Cameron Ashley Building Products, Inc.*

- --------------
* Previously filed.


ITEM 17.  UNDERTAKINGS

     A.   RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C.   INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of June 19, 1996.

                                       CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                       By:  /s/ Dixon McElwee
                                          -----------------------------------
                                                Dixon McElwee
                                                Vice President






     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 19, 1996.


          SIGNATURES                    TITLE                       DATE
          ----------                    -----                       ----

              *               Chairman of the Board             June 19, 1996
- ----------------------------  (principal executive officer)
        Ronald R. Ross


              *               President and Director            June 19, 1996
- ----------------------------
    Walter J. Muratori


      /s/ Dixon McElwee       Vice President, Chief Financial   June 19, 1996
- ----------------------------  Officer (principal financial
       Dixon McElwee          officer)


              *               Vice President, Chief Accounting  June 19, 1996
- ----------------------------  Officer (principal accounting
     John H. Bradberry        officer)


              *               Director                          June 19, 1996
- ----------------------------
     Richard L. Cravey


              *               Director                          June 19, 1996
- ----------------------------
     William A. Davies

                              Director                          June __, 1996
- ----------------------------
     William S. Green


                              Director                          June __, 1996
- ----------------------------
     Donald S. Huml


                              Director                          June __, 1996
- ----------------------------
       Don A. Rice


                              Director                          June __, 1996
- ----------------------------
     Stanley C. Weiss


              *               Director                          June 19, 1996
- ----------------------------
   Charles C. Schoen, III

*By: /s/ Dixon McElwee
    ------------------------
    Dixon McElwee
    Attorney-in-Fact

                                                 Registration No. 333-05931





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                       ----------------------------------

                              EXHIBITS FILED WITH


                            REGISTRATION STATEMENT

                                 ON FORM S-3

                                   UNDER

                           THE SECURITIES ACT OF 1933

                       ----------------------------------




                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              11651 PLANO ROAD
                               DALLAS, TEXAS
                              (214) 860-5100

                               EXHIBIT INDEX


     Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

EXHIBIT NO.                   DESCRIPTION
- -----------                   -----------
   5             Opinion of Alston & Bird.

  23.1           Consent of Deloitte & Touche LLP.*

  23.2           Consent of Ernst & Young LLP.

  23.3           Consent of Alston & Bird (included in Exhibit 5).

  24             Power of Attorney (contained on signature page).*

  99 Form of Registration, Indemnification and Contribution Agreement by and between CGW Southeast Partners I, L.P. and Cameron Ashley Building Products, Inc.*

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* Previously filed.